RP Financial, LC.
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Financial Services Industry Consultants

                                                                October 14, 2002

Board of Directors
Wayne Savings Bancshares, MHC
Wayne Savings Bancshares, Inc.
151 North Market Street
Wooster, Ohio 44691-7858

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form SB-2 Registration Statement, and any amendments thereto, for Wayne Savings Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Wayne Savings Bancshares, Inc.

                                   Sincerely,

                                   RP FINANCIAL, LC.

                                   /s/ Gregory E. Dunn

                                   Gregory E. Dunn
                                   Senior Vice President

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